Exhibit 99.1

News	FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Second Quarter 2014 Financial Results

CHICAGO (July 29, 2014) — Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier professional services firm focused on serving the leadership needs of top organizations globally, today announced financial results for its second quarter ended June 30, 2014.

Consolidated net revenue (revenue before reimbursements) increased 11.5 percent, or $14.0 million, to $136.1 million from $122.0 million in the 2013 second quarter.

Executive Search and Leadership Consulting net revenue increased 8.7 percent year over year, or $10.1 million, to $126.7 million. The increase was driven by a 34.0 percent increase in Europe (approximately 25 percent on a constant currency basis), and a 3.4 percent increase in the Americas. Revenue from Asia Pacific in the 2014 second quarter was essentially unchanged compared to the prior year quarter (increased approximately 2 percent on a constant currency basis). From a global practices perspective, the Consumer Markets, Financial Services and Global Technology & Services industry practices, three of the firm’s four largest, were the primary drivers of year-over-year growth.

Net revenue from Culture Shaping services increased 71.9 percent, or $3.9 million, to $9.4 million from $5.4 million in the 2013 second quarter. Exchange rate fluctuations positively impacted net revenue by $0.1 million, or about 2 percent. Reported results in the 2013 second quarter excluded $1.5 million of pre-acquisition deferred revenue that the company was unable to recognize related to Senn Delaney as a result of purchase accounting.

The company ended the second quarter with 311 Executive Search and Leadership Consulting consultants compared to 303 at March 31, 2014 and 315 at June 30, 2013. Productivity, as measured by annualized net revenue per consultant, increased to $1.6 million compared to $1.5 million in the 2013 second quarter. Specific to Executive Search, the company’s primary business, the number of confirmed searches increased 3.5 percent compared to the 2013 second quarter and the average revenue per executive search grew to $117,400 from $108,800 in the 2013 second quarter.

“Our second quarter results reflect year-over-year and sequential improvements in almost all of our operating segments and key metrics,” said Tracy R. Wolstencroft, Heidrick & Struggles’ President and Chief Executive Officer. “We are encouraged by the progress and by the continued growth in our consultant base since the beginning of the year. At the same time, we recognize there is still much work to be done to deliver a fully integrated service platform to our clients and to improve our financial performance.”

Salaries and employee benefits expense in the second quarter increased 10.9 percent, or $9.1 million, to $92.1 million from $83.1 million in the 2013 second quarter. Variable compensation expense increased $9.5 million, primarily related to improved consultant performance reflected in higher net revenue, and fixed compensation expense decreased $0.5 million. Salaries and employee benefits expense was 67.7 percent of net revenue for the quarter, compared to 68.1 percent in the 2013 second quarter.

General and administrative expenses declined 5.4 percent, or $1.8 million, to $31.4 million from $33.2 million in the 2013 second quarter. The decrease was primarily driven by lower professional services fees. As a percentage of net revenue, general and administrative expenses were 23.1 percent compared to 27.2 percent in the 2013 second quarter.

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Adjusted EBITDA(1) in the 2014 second quarter improved to $18.9 million compared to $11.9 million in the 2013 second quarter. The Adjusted EBITDA margin in the 2014 second quarter was 13.9 percent compared 9.7 percent in the 2013 second quarter. The year-over-year improvements mostly reflect the increase in net revenue and a decline in general and administrative expenses, partially offset by the increase in salaries and employee benefits expense.

Operating income in the second quarter increased by $6.8 million to $12.5 million and operating margin (operating income as a percentage of net revenue) improved to 9.2 percent, compared to operating income of $5.7 million and operating margin of 4.7 percent in the 2013 second quarter.

Net income in the 2014 second quarter was $3.8 million and diluted earnings per share were $0.21, based on an effective tax rate of 70.3 percent in the quarter and a full-year projected tax rate of approximately 73 percent. The second quarter tax rate partially reflects a valuation allowance established in Asia Pacific as well as the current forecasted mix of income by country. Net income in the 2013 second quarter was $1.9 million and diluted earnings per share were $0.11, based on an effective quarterly tax rate of 61.7 percent. In addition to the valuation allowance established in the 2014 second quarter, the effective tax rates in both years are higher than the statutory rate because of losses incurred that could not be benefitted for tax purposes due to valuation allowances in certain jurisdictions.

Net cash provided by operating activities in the 2014 second quarter was $29.6 million, compared to $20.6 million in the 2013 second quarter. Cash and cash equivalents at June 30, 2014 were $123.4 million ($90.9 million net of debt), compared to $99.7 million at June 30, 2013 ($61.2 million net of debt), and $101.4 million at March 31, 2014 ($67.4 million net of debt).

(1)	Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures which the company believes are useful to management and meaningful to investors because they provide insight into the ongoing operating results of the company’s core business. A reconciliation to the most directly comparable GAAP measures are provided on the last page of the financial statements in this release.

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Six Months Results

For the six months ended June 30, 2014 consolidated net revenue of $247.2 million increased 9.9 percent from $225.0 million in the first six months of 2013.

Executive Search and Leadership Consulting net revenue increased 8.1 percent year over year, or $17.3 million, to $231.3 million, driven by a 37.8 percent increase in Europe (approximately 30 percent on a constant currency basis). Revenue in the Americas increased 0.5 percent and revenue in Asia Pacific increased 2.0 percent (approximately 6 percent on a constant currency basis). From a global practices perspective, the Consumer Markets, Financial Services and Global Technology & Services industry groups were the primary drivers of year-over-year growth.

Net revenue from Culture Shaping services increased 44.0 percent, or $4.9 million, to $15.9 million from $11.0 million in the first six months of 2013. Exchange rate fluctuations positively impacted net revenue by $0.1 million, or about 1 percent. Reported results in the first six months of 2013 excluded $3.6 million of pre-acquisition deferred revenue that the company was unable to recognize related to Senn Delaney as a result of purchase accounting.

Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.5 million for the first six months of 2014 compared to $1.3 million for the same period of 2013. The number of executive searches confirmed in the first six months of 2014 increased 6.0 percent and the average revenue per executive search was $109,500 compared to $106,000 for the same period in 2013.

Adjusted EBITDA(1) for the first six months of 2014 improved to $24.8 million and Adjusted EBITDA margin was 10.1 percent, compared to Adjusted EBITDA of $18.5 million and Adjusted EBITDA margin of 8.2 percent for the same period of 2013. Operating income for the first six months of 2014 improved to $13.3 million and operating margin was 5.4 percent compared to operating income of $6.1 million and operating margin of 2.7 percent for the first six months of 2013.

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Net income for the first six months of 2014 was $3.0 million and diluted earnings per share were $0.17, reflecting an effective tax rate of 77.0 percent. Net income for the first six months of 2013 was $0.7 million and diluted earnings per share were $0.04, reflecting an effective tax rate of 86.0 percent. In addition to the valuation allowance established in the 2014 second quarter, the effective tax rates in both years are higher than the statutory rate because of losses incurred that could not be benefitted for tax purposes due to valuation allowances in certain jurisdictions.

2014 Third Quarter Outlook

The company is forecasting 2014 third quarter consolidated net revenue of between $123 million and $133 million. Among other factors, this forecast reflects assumptions for the anticipated volume of new Executive Search confirmations, Leadership Consulting assignments, expectations for Culture Shaping services, the current backlog, consultant productivity, consultant retention, the seasonality of its business, the global economic climate and for no change in future currency rates.

Wolstencroft added, “Our year-to-date results provide a stable foundation to pursue our growth strategy as a fully integrated leadership solutions provider. We are committed to investing in our people and in our client relationships in order to grow revenue and enhance shareholder value.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review the 2014 second quarter results today, July 29, at 9 a.m. Central Time. Participants may access the company’s call and supporting slides through the internet at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

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About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc. (Nasdaq:HSII) is a premier provider of senior-level Executive Search, Culture Shaping and Leadership Consulting services. For more than 60 years, we have helped our clients build strong leadership teams through quality service, deep insights and our relationships with talented individuals worldwide. Today, Heidrick & Struggles’ leadership experts operate from principal business centers in North America, Latin America, Europe, Asia Pacific, Africa and the Middle East. For more information about Heidrick & Struggles, please visit www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income/(loss), balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. A reconciliation of Adjusted EBITDA to Net Income is provided on the last page of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract, integrate, manage and retain qualified executive search consultants; our ability to develop and maintain strong, long-term relationships with our clients; declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate, the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to realize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2013, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Investors & Analysts:

Julie Creed, Vice President, Investor Relations & Real Estate:

+1 312 496 1774 or jcreed@heidrick.com

Media:

Jon Harmon, Global Communications:

+1 312 496 1593 or jharmon@heidrick.com

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Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	June 30,
	2014	2013	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$136,080	$122,033	$14,047	11.5%
Reimbursements	4,878	5,295	(417)	-7.9%

Total revenue	140,958	127,328	13,630	10.7%
Operating expenses:
Salaries and employee benefits	92,128	83,066	9,062	10.9%
General and administrative expenses	31,440	33,225	(1,785)	-5.4%
Reimbursed expenses	4,878	5,295	(417)	-7.9%

Total operating expenses	128,446	121,586	6,860	5.6%

Operating income	12,512	5,742	6,770	117.9%
Non-operating income (expense):
Interest, net	(110)	(106)
Other, net	342	(584)

Net non-operating income (expense)	232	(690)

Income before income taxes	12,744	5,052
Provision for income taxes	8,957	3,115

Net income	3,787	1,937
Other comprehensive income (loss), net of tax	591	(1,346)

Comprehensive income	$4,378	$591

Basic weighted average common shares outstanding	18,215	18,076
Dilutive common shares	169	148

Diluted weighted average common shares outstanding	18,384	18,224

Basic net income per common share	$0.21	$0.11
Diluted net income per common share	$0.21	$0.11
Salaries and employee benefits as a percentage of net revenue	67.7%	68.1%
General and administrative expense as a percentage of net revenue	23.1%	27.2%
Operating income as a percentage of net revenue	9.2%	4.7%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended June 30,
					2014	2013
	2014	2013	$ Change	% Change	Margin *	Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$70,466	$68,176	$2,290	3.4%
Europe	31,201	23,284	7,917	34.0%
Asia Pacific	25,062	25,133	(71)	-0.3%

Total Executive Search and Leadership Consulting	126,729	116,593	10,136	8.7%
Culture Shaping	9,351	5,440	3,911	71.9%

Revenue before reimbursements (net revenue)	136,080	122,033	14,047	11.5%
Reimbursements	4,878	5,295	(417)	-7.9%

Total revenue	$140,958	$127,328	$13,630	10.7%

Operating income (loss):
Executive Search and Leadership Consulting
Americas	$19,190	$19,121	$69	0.4%	27.2%	28.0%
Europe	1,736	(2,332)	4,068	174.4%	5.6%	-10.0%
Asia Pacific	2,921	2,944	(23)	-0.8%	11.7%	11.7%

Total Executive Search and Leadership Consulting	23,847	19,733	4,114	20.8%	18.8%	16.9%
Culture Shaping	1,299	(1,208)	2,507	207.5%	13.9%	-22.2%

Total segments	25,146	18,525	6,621	35.7%	18.5%	15.2%
Global Operations Support	(12,634)	(12,783)	149	1.2%	-9.3%	-10.5%

Operating income	$12,512	$5,742	$6,770	117.9%	9.2%	4.7%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands, except per share data)

(Unaudited)

	Six Months Ended
	June 30,
	2014	2013	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$247,201	$225,011	$22,190	9.9%
Reimbursements	9,289	9,625	(336)	-3.5%

Total revenue	256,490	234,636	21,854	9.3%
Operating expenses:
Salaries and employee benefits	168,043	154,545	13,498	8.7%
General and administrative expenses	65,866	64,335	1,531	2.4%
Reimbursed expenses	9,289	9,625	(336)	-3.5%

Total operating expenses	243,198	228,505	14,693	6.4%

Operating income	13,292	6,131	7,161	116.8%
Non-operating income (expense):
Interest, net	(80)	(29)
Other, net	44	(966)

Net non-operating expense	(36)	(995)

Income before income taxes	13,256	5,136
Provision for income taxes	10,213	4,415

Net income	3,043	721
Other comprehensive income (loss), net of tax	1,688	(1,505)

Comprehensive income (loss)	$4,731	$(784)

Basic weighted average common shares outstanding	18,184	18,043
Dilutive common shares	178	157

Diluted weighted average common shares outstanding	18,362	18,200

Basic net income per common share	$0.17	$0.04
Diluted net income per common share	$0.17	$0.04
Salaries and employee benefits as a percentage of net revenue	68.0%	68.7%
General and administrative expense as a percentage of net revenue	26.6%	28.6%
Operating income as a percentage of net revenue	5.4%	2.7%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Six Months Ended June 30,
					2014	2013
	2014	2013	$ Change	% Change	Margin *	Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$128,052	$127,384	$668	0.5%
Europe	57,425	41,676	15,749	37.8%
Asia Pacific	45,857	44,936	921	2.0%

Total Executive Search and Leadership Consulting	231,334	213,996	17,338	8.1%
Culture Shaping	15,867	11,015	4,852	44.0%

Revenue before reimbursements (net revenue)	247,201	225,011	22,190	9.9%
Reimbursements	9,289	9,625	(336)	-3.5%

Total revenue	$256,490	$234,636	$21,854	9.3%

Operating income (loss):
Executive Search and Leadership Consulting
Americas	$33,280	$33,824	$(544)	-1.6%	26.0%	26.6%
Europe	2,614	(5,466)	8,080	147.8%	4.6%	-13.1%
Asia Pacific	3,953	3,692	261	7.1%	8.6%	8.2%

Total Executive Search and Leadership Consulting	39,847	32,050	7,797	24.3%	17.2%	15.0%
Culture Shaping	751	(3,005)	3,756	125.0%	4.7%	-27.3%

Total segments	40,598	29,045	11,553	39.8%	16.4%	12.9%
Global Operations Support	(27,306)	(22,914)	(4,392)	-19.2%	-11.0%	-10.2%

Operating income	$13,292	$6,131	$7,161	116.8%	5.4%	2.7%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Current assets:
Cash and cash equivalents	$123,350	$181,646
Restricted cash	55	130
Accounts receivable, net	105,011	71,666
Other receivables	8,347	6,906
Prepaid expenses	16,587	14,786
Other current assets	1,698	1,807
Income taxes recoverable	7,187	5,772
Deferred income taxes	7,536	8,061

Total current assets	269,771	290,774

Non-current assets:
Property and equipment, net	32,109	34,961
Restricted cash	8,111	7,878
Assets designated for retirement and pension plans	22,618	22,685
Investments	14,739	13,848
Other non-current assets	7,184	5,693
Goodwill	123,970	123,274
Other intangible assets, net	24,007	26,637
Deferred income taxes	23,638	27,474

Total non-current assets	256,376	262,450

Total assets	$526,147	$553,224

Current liabilities:
Short term borrowings	$6,000	$6,000
Accounts payable	5,485	7,791
Accrued salaries and employee benefits	80,872	109,943
Deferred revenue, net	36,023	27,714
Other current liabilities	24,476	18,938
Income taxes payable	5,648	5,401

Total current liabilities	158,504	175,787

Non-current liabilities:
Long term debt, less current maturities	26,500	29,500
Retirement and pension plans	39,511	38,735
Other non-current liabilities	52,037	61,329

Total non-current liabilities	118,048	129,564

Stockholders’ equity	249,595	247,873

Total liabilities and stockholders’ equity	$526,147	$553,224

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,
	2014	2013
Cash flows—operating activities:
Net income	$3,787	$1,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,798	3,882
Deferred income taxes	4,163	335
Stock-based compensation expense	1,505	1,461
Accretion expense	476	516
Cash paid for restructuring charges	(37)	(303)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts and other receivables	(20,765)	(13,099)
Accounts payable	(2,680)	248
Accrued expenses	37,356	21,079
Income taxes recoverable, net	3,509	2,291
Retirement and pension assets and liabilities	(596)	32
Prepaid expenses	(64)	240
Other assets and liabilities, net	(585)	1,941

Net cash provided by operating activities	29,867	20,560

Cash flows—investing activities:
Restricted cash	(239)	—
Capital expenditures	(740)	(413)
Purchases of available for sale investments	(74)	(95)
Proceeds from sales of available for sale investments	125	33

Net cash used in investing activities	(928)	(475)

Cash flows—financing activities:
Debt repayment	(1,500)	(1,500)
Cash dividends paid	(2,377)	(2,412)
Payment of employee tax withholdings on equity transactions	(24)	(215)
Acquisition earnout payments	(3,390)	(357)

Net cash used in financing activities	(7,291)	(4,484)

Effect of exchange rate fluctuations on cash and cash equivalents	297	(1,566)

Net increase (decrease) in cash and cash equivalents	21,945	14,035
Cash and cash equivalents at beginning of period	101,405	127,137

Cash and cash equivalents at end of period	$123,350	$141,172

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash flows—operating activities:
Net income	$3,043	$721
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,648	8,027
Deferred income taxes	4,562	1,426
Stock-based compensation expense	1,841	2,472
Accretion expense related to earnout payments	899	1,033
Cash paid for restructuring charges	(73)	(616)
Changes in assets and liabilities, net of effects of acquisitions:		—
Accounts and other receivables	(34,023)	(24,041)
Accounts payable	(2,466)	(541)
Accrued expenses	(21,938)	(40,684)
Income taxes payable, net	(1,060)	1,488
Retirement and pension assets and liabilities	(170)	540
Prepaid expenses	(1,685)	(306)
Other assets and liabilities, net	(1,620)	1,981

Net cash used in operating activities	(45,042)	(48,500)

Cash flows—investing activities:
Restricted cash	(102)	(26)
Capital expenditures	(1,867)	(1,029)
Purchases of available for sale investments	(828)	(501)
Proceeds from sales of available for sale investments	592	53

Net cash used in investing activities	(2,205)	(1,503)

Cash flows—financing activities:
Proceeds from debt issuance	—	40,000
Debt repayment	(3,000)	—
Cash dividends paid	(4,849)	(2,519)
Payment of employee tax withholdings on equity transactions	(406)	(361)
Acquisition earnout payments	(3,390)	—

Net cash (used in) provided by financing activities	(11,645)	37,120

Effect of exchange rate fluctuations on cash and cash equivalents	596	(2,567)

Net increase (decrease) in cash and cash equivalents	(58,296)	(15,450)
Cash and cash equivalents at beginning of period	181,646	117,605

Cash and cash equivalents at end of period	$123,350	$102,155

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue before reimbursements (net revenue)	$136,080	$122,033	$247,201	$225,011
Net income	$3,787	$1,937	$3,043	$721
Interest, net	(110)	(106)	(80)	(29)
Other, net	342	(584)	44	(966)
Provision for income taxes	8,957	3,115	10,213	4,415

Operating income	12,512	5,742	13,292	6,131
Adjustments
Salaries and employee benefits
Stock-based compensation expense	1,505	1,162	1,841	2,173
Senn Delaney retention awards	583	583	1,167	1,166
General and administrative expenses
Depreciation	2,414	2,432	4,884	5,122
Intangible amortization	1,384	1,450	2,764	2,905
Senn Delaney earnout accretion	476	517	899	1,034

Total adjustments	6,362	6,144	11,555	12,400

Adjusted EBITDA	$18,874	$11,886	$24,847	$18,531

Adjusted EBITDA Margin	13.9%	9.7%	10.1%	8.2%